News Release

BNY MELLON REPORTS FIRST QUARTER 2019 EARNINGS OF
$910 MILLION OR $0.94 PER COMMON SHARE

Revenue down 7%	EPS down 15%	ROE 10% ROTCE 21% (a)	CET1 11.0% SLR 6.3%

NEW YORK, April 17, 2019 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Net income applicable to common shareholders (in millions)	$910	$832	$1,135	9%	(20)%
Diluted earnings per common share	$0.94	$0.84	$1.10	12%	(15)%

First Quarter Results
Total revenue of $3.9 billion, decreased 7%

•	Fee revenue decreased 9%

•	Net interest revenue decreased 8%

Total noninterest expense of $2.7 billion, decreased 1%

•	Continued investments in technology more than offset by lower other expenses

Investment Services

•	Total revenue decreased 5%

•	Income before taxes decreased 16%

•	AUC/A of $34.5 trillion, increased 3%

Investment Management

•	Total revenue decreased 14%

•	Income before taxes decreased 29%

•	AUM of $1.8 trillion, decreased 1%

Returned $825 million to common shareholders

•	Repurchased 10.5 million common shares for $555 million

•	Paid dividends of $270 million to common shareholders

CEO Commentary
“Our performance this quarter was mixed. Several of our fee-based metrics in Investment Services were consistent with recent results, while we experienced weakness in Investment Management and net interest income. The year-over-year declines in revenue and earnings per share were primarily driven by the changing mix and cost of our deposits and the impact of the prior year asset management outflows. The impact of divestitures, asset gains and the particularly strong markets and deposit balances in last year’s first quarter also made the year-over-year comparison more difficult. Our overall expenses remained well controlled while we continued to increase our investment in technology and infrastructure,” Charlie Scharf, chairman and chief executive officer, said.

“While the current expectations for the yield curve will likely negatively impact our revenue growth for the next several quarters, we will remain disciplined on expenses and continue to build out capabilities, which should eventually enable stronger growth. The strategic alliance that we announced with BlackRock Solutions is an example as common clients can immediately gain value. We have said we will work with third parties to more closely integrate the front-to-back operating model, and this is one meaningful example of how we will use our data and tools to benefit our clients, working on our own solutions and with third parties,” Mr. Scharf added.

“During the quarter, we generated more than $900 million of earnings and continued to return a significant portion of that to our shareholders. Our capital remains strong with a CET1 ratio of 11 percent. We are progressing on our priorities and remain confident in our future,” Mr. Scharf concluded.

Investor Relations: Magda Palczynska (212) 635-8529	Media Relations: Jennifer Hendricks Sullivan (212) 635-1374
(a) For information on this Non-GAAP measure, see “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8.
Note: Above comparisons are 1Q19 vs. 1Q18.

BNY Mellon 1Q19 Earnings Release

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q19 vs.
	1Q19	4Q18 (a)	1Q18	4Q18		1Q18
Fee revenue	$3,031	$3,146	$3,319	(4)%		(9)%
Net securities gains (losses)	1	—	(49)	N/M		N/M
Total fee and other revenue	3,032	3,146	3,270	(4)		(7)
Income (loss) from consolidated investment management funds	26	(24)	(11)	N/M		N/M
Net interest revenue	841	885	919	(5)		(8)
Total revenue	3,899	4,007	4,178	(3)		(7)
Provision for credit losses	7	—	(5)	N/M		N/M
Noninterest expense	2,699	2,987	2,739	(10)		(1)
Income before income taxes	1,193	1,020	1,444	17		(17)
Provision for income taxes	237	150	282	58		(16)
Net income	$956	$870	$1,162	10%		(18)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$910	$832	$1,135	9%		(20)%
Operating leverage (b)				694	bps	(522	) bps
Diluted earnings per common share	$0.94	$0.84	$1.10	12%		(15)%
Average common shares and equivalents outstanding - diluted (in thousands)	965,960	988,650	1,021,731
Pre-tax operating margin	31%	25%	35%

(a)
Includes a net charge of $155 million, or $(0.16) per diluted common share, related to severance, expenses associated with consolidating real estate and litigation expense, partially offset by adjustments to provisional estimates for U.S. tax legislation and other changes.

(b)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

KEY DRIVERS (comparisons are 1Q19 vs. 1Q18, unless otherwise stated)

•	Total revenue decreased 7% primarily reflecting:

•
Fee revenue decreased 9%. Approximately one-third of the decrease resulted from the negative impact of foreign currency translation, the 2018 divestitures in Asset Management and asset-related gains recorded in 1Q18. The rest of the decrease reflects the impact of the cumulative AUM outflows since 1Q18 and lower foreign exchange revenue, client activity and performance fees, partially offset by growth in collateral management and clearance volumes.

•
Net interest revenue decreased 8% primarily driven by lower noninterest-bearing deposit and loan balances, higher deposit rates and hedging activities, partially offset by the benefit of higher asset yields. The impact of hedging activities is offset in foreign exchange and other trading revenue.

•	Provision for credit losses of $7 million was driven by our exposure to a California utility company that filed for bankruptcy.

•
Noninterest expense decreased 1%. The stronger dollar had a favorable impact of approximately 1%. Our continued investments in technology were offset by lower incentive expense, volume-related expenses and lower bank assessment charges.

•	Effective tax rate of 19.9%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $34.5 trillion, increased 3%, primarily reflecting higher market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.

•
AUM of $1.8 trillion, decreased 1%, primarily reflecting the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and net outflows, partially offset by higher market values.

Capital and liquidity

•	Repurchased 10.5 million common shares for $555 million and paid $270 million in dividends to common shareholders.

•	Return on common equity (“ROE”) of 10%; Return on tangible common equity (“ROTCE”) of 21% (a).

•	Common Equity Tier 1 (“CET1”) ratio – 11.0%.

•	Supplementary leverage ratio (“SLR”) – 6.3%.

•	Average liquidity coverage ratio (“LCR”) – 118%.

•	Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements that became effective in 1Q19.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q19 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Total revenue by line of business:
Asset Servicing	$1,407	$1,435	$1,519	(2)%	(7)%
Pershing	554	558	581	(1)	(5)
Issuer Services	396	441	418	(10)	(5)
Treasury Services	317	328	321	(3)	(1)
Clearance and Collateral Management	276	278	255	(1)	8
Total revenue by line of business	2,950	3,040	3,094	(3)	(5)
Provision for credit losses	8	6	(7)	N/M	N/M
Noninterest expense	1,969	2,112	1,949	(7)	1
Income before taxes	$973	$922	$1,152	6%	(16)%

Pre-tax operating margin	33%	30%	37%

Foreign exchange and other trading revenue	$157	$163	$169	(4)%	(7)%
Securities lending revenue	$44	$43	$48	2%	(8)%

Metrics:
Average loans	$33,171	$35,540	$39,200	(7)%	(15)%
Average deposits	$195,082	$203,416	$214,130	(4)%	(9)%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$34.5	$33.1	$33.5	4%	3%
Market value of securities on loan at period end (in billions) (b)	$377	$373	$436	1%	(14)%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.3 trillion at March 31, 2019, $1.2 trillion at Dec. 31, 2018 and $1.3 trillion at March 31, 2018.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $62 billion at March 31, 2019, $58 billion at Dec. 31, 2018 and $73 billion at March 31, 2018.

KEY DRIVERS

•	Total revenue decreased year-over-year and sequentially. The drivers of the decreases by line of business are indicated below.

•
Asset Servicing - Both decreases primarily reflect lower foreign exchange revenue, net interest revenue due to lower deposits, and lower client activity. The year-over-year decrease also reflects the unfavorable impact of a stronger U.S. dollar.

•
Pershing - The year-over-year decrease primarily reflects the previously disclosed lost business and lower clearance volumes. The sequential decrease reflects lower net interest revenue primarily due to lower margin loans.

•
Issuer Services - The year-over-year decrease primarily reflects lower fees in Depositary Receipts and lower net interest revenue due to lower deposits in Corporate Trust, partially offset by slightly higher volumes in Corporate Trust. The sequential decrease primarily reflects lower Depositary Receipt fees and volumes and net interest revenue in Corporate Trust.

•	Treasury Services - Both decreases primarily reflect lower net interest revenue.

•
Clearance and Collateral Management - The year-over-year increase primarily reflects growth in collateral management and clearance volumes. The sequential decrease primarily reflects lower net interest revenue due to lower deposits, partially offset by growth in clearance volumes.

•
Noninterest expense increased year-over-year primarily driven by investments in technology, partially offset by the favorable impact of a stronger U.S. dollar and lower incentive expense and bank assessment charges. The sequential decrease primarily reflects lower severance and litigation expense.

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BNY Mellon 1Q19 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q19 vs.
	1Q19	4Q18	1Q18	4Q18	1Q18
Total revenue by line of business:
Asset Management	$637	$660	$770	(3)%	(17)%
Wealth Management	302	303	318	—	(5)
Total revenue by line of business	939	963	1,088	(2)	(14)
Provision for credit losses	1	1	2	N/M	N/M
Noninterest expense	669	715	705	(6)	(5)
Income before taxes	$269	$247	$381	9%	(29)%

Pre-tax operating margin	29%	26%	35%
Adjusted pre-tax operating margin – Non-GAAP (a)	32%	29%	39%

Metrics:
Average loans	$16,403	$16,485	$16,876	—%	(3)%
Average deposits	$15,815	$14,893	$13,363	6%	18%

AUM (in billions) (current period is preliminary) (b)	$1,841	$1,722	$1,868	7%	(1)%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$253	$239	$255	6%	(1)%

(a)	Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

(b)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(c)	Includes AUM and AUC/A in the Wealth Management business. The 1Q18 amount was revised to include additional AUC/A.

KEY DRIVERS

•	Total revenue decreased year-over-year and sequentially.

•
Asset Management - Almost half of the year-over-year decrease resulted from the impact of the 2018 divestitures and the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). The rest of the decrease primarily reflects the impact of the cumulative AUM outflows since 1Q18 and lower performance fees. The sequential decrease primarily reflects timing of performance fees and the impact of outflows, partially offset by higher equity market values.

•	Wealth Management - The year-over year decrease primarily reflects lower net interest revenue and fees.

•
Noninterest expense decreased year-over-year primarily reflecting lower distribution and servicing expense, the favorable impact of a stronger U.S. dollar and lower incentive expense. The sequential decrease was primarily driven by lower severance and business development expenses.

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BNY Mellon 1Q19 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	1Q19	4Q18	1Q18
Fee revenue	$29	$29	$57
Net securities gains (losses)	1	—	(49)
Total fee and other revenue	30	29	8
Net interest (expense)	(30)	(15)	(1)
Total revenue	—	14	7
Provision for credit losses	(2)	(7)	—
Noninterest expense	61	160	87
(Loss) before taxes	$(59)	$(139)	$(80)

KEY DRIVERS

•	Fee revenue decreased year-over-year primarily reflecting asset-related gains recorded in 1Q18.

•	Net interest expense increased year-over-year primarily resulting from corporate treasury activity.

•
Noninterest expense decreased year-over-year reflecting lower incentive expense. The sequential decrease primarily reflects severance and the expenses associated with relocating our corporate headquarters, both recorded in 4Q18.

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BNY Mellon 1Q19 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	March 31, 2019	Dec. 31, 2018
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.0%	10.7%
Tier 1 capital ratio	13.1	12.8
Total capital ratio	13.9	13.6
Tier 1 leverage ratio	6.8	6.6
SLR	6.3	6.0
BNY Mellon shareholders’ equity to total assets ratio	11.9%	11.2%
BNY Mellon common shareholders’ equity to total assets ratio	10.9%	10.2%

Average LCR	118%	118%

Book value per common share (b)	$39.36	$38.63
Tangible book value per common share – Non-GAAP (b)	$19.74	$19.04
Common shares outstanding (in thousands)	957,517	960,426

(a)
Regulatory capital ratios for March 31, 2019 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 8 for information on this Non-GAAP measure.

CET1 capital totaled $18.2 billion at March 31, 2019, an increase of $590 million compared with Dec. 31, 2018. The increase primarily reflects capital generated through earnings, the unrealized gain in our investment securities portfolio and additional paid-in capital resulting from stock awards, partially offset by capital deployed through common stock repurchased and dividends paid.

NET INTEREST REVENUE

Net interest revenue				1Q19 vs.
(dollars in millions; not meaningful - N/M)	1Q19	4Q18	1Q18	4Q18		1Q18
Net interest revenue	$841	$885	$919	(5)%		(8)%
Add: Tax equivalent adjustment	4	4	6	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$845	$889	$925	(5)%		(9)%

Net interest margin	1.20%	1.24%	1.22%	(4	) bps	(2	) bps
Net interest margin (FTE) – Non-GAAP (a)	1.20%	1.24%	1.23%	(4	) bps	(3	) bps

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

bps – basis points.

Net interest revenue decreased year-over-year primarily driven by lower noninterest-bearing deposit and loan balances, higher deposit rates and hedging activities. The sequential decrease was primarily driven by lower deposit and loan balances, higher deposit rates and hedging activities. Both decreases were partially offset by the benefit of higher asset yields. The impact of hedging activities is offset in foreign exchange and other trading revenue.

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BNY Mellon 1Q19 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2019	Dec. 31, 2018	March 31, 2018

Fee and other revenue
Investment services fees:
Asset servicing fees	$1,122	$1,126	$1,168
Clearing services fees (a)	398	398	424
Issuer services fees	251	286	260
Treasury services fees	132	139	138
Total investment services fees (a)	1,903	1,949	1,990
Investment management and performance fees (a)	841	884	950
Foreign exchange and other trading revenue	170	181	209
Financing-related fees	51	50	52
Distribution and servicing	31	35	36
Investment and other income	35	47	82
Total fee revenue	3,031	3,146	3,319
Net securities gains (losses)	1	—	(49)
Total fee and other revenue	3,032	3,146	3,270
Operations of consolidated investment management funds
Investment income (loss)	26	(24)	(11)
Interest of investment management fund note holders	—	—	—
Income (loss) from consolidated investment management funds	26	(24)	(11)
Net interest revenue
Interest revenue	1,920	1,864	1,381
Interest expense	1,079	979	462
Net interest revenue	841	885	919
Total revenue	3,899	4,007	4,178
Provision for credit losses	7	—	(5)
Noninterest expense
Staff	1,524	1,602	1,576
Professional, legal and other purchased services	325	383	291
Software and equipment	283	300	234
Net occupancy	137	196	139
Sub-custodian and clearing	105	115	119
Distribution and servicing	91	95	106
Business development	45	64	51
Bank assessment charges	31	22	52
Amortization of intangible assets	29	35	49
Other	129	175	122
Total noninterest expense	2,699	2,987	2,739
Income
Income before income taxes	1,193	1,020	1,444
Provision for income taxes	237	150	282
Net income	956	870	1,162
Net (income) loss attributable to noncontrolling interests (includes $(10), $11 and $11 related to consolidated investment management funds, respectively)	(10)	11	9
Net income applicable to shareholders of The Bank of New York Mellon Corporation	946	881	1,171
Preferred stock dividends	(36)	(49)	(36)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$910	$832	$1,135

(a)	In 1Q19, we reclassified certain platform-related fees to clearing services fees from investment management and performance fees. Prior periods have been reclassified.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2019	Dec. 31, 2018	March 31, 2018
(in dollars)
Basic	$0.94	$0.84	$1.11
Diluted	$0.94	$0.84	$1.10

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BNY Mellon 1Q19 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information. Tangible common shareholders’ equity excludes goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has also included the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental information - Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about our capital plans, strategic priorities, financial goals, organic growth and efficiency, investments, capabilities, revenue, expenses, deposits, interest rates and yield curves, taxes, business opportunities, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 17, 2019, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 1Q19 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of March 31, 2019, BNY Mellon had $34.5 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Charlie Scharf, Chairman and Chief Executive Officer, and Mike Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 17, 2019. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 807070, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on April 17, 2019. Replays of the conference call and audio webcast will be available beginning April 17, 2019 at approximately 2 p.m. EDT through May 17, 2019 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5953533. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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